EXHIBIT 10.1
FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
This FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of August 1, 2025 (this “Agreement”), is among TORRID LLC, a California limited liability company (the “Lead Borrower”), Bank of America, N.A., as administrative agent and collateral agent (in such capacity, including any successor thereto, the “Agent”), and the Lenders party hereto.
PRELIMINARY STATEMENTS
WHEREAS, reference is made to that certain Amended and Restated Credit Agreement, dated as of October 23, 2017 (as amended by that certain First Amendment to Amended and Restated Credit Agreement, dated as of June 14, 2019, as amended by that certain Second Amendment to Amended and Restated Credit Agreement, dated as of September 4, 2019, as amended by that certain Third Amendment to Amended and Restated Credit Agreement, dated as of June 14, 2021, as amended by that certain Fourth Amendment to Amended and Restated Credit Agreement, dated as of April 21, 2023, and as further amended, restated, amended and restated, supplemented, and as in effect immediately prior to the effectiveness of this Agreement, the “Existing ABL Credit Agreement”; the Existing ABL Credit Agreement as amended by this Agreement, the “Amended ABL Credit Agreement”; capitalized terms used but not defined herein having the meaning provided in the Amended ABL Credit Agreement), among the Borrowers, Holdings, the other Guarantors, the Lenders from time to time party thereto and the Agent; and
WHEREAS, the Lead Borrower has requested an amendment to the Existing ABL Credit Agreement pursuant to which certain provisions of the Existing ABL Credit Agreement will be amended as set forth herein.
NOW, THEREFORE, in consideration of the undertakings set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
1.Amendments to the Existing ABL Credit Agreement.
(a)The Existing ABL Credit Agreement is hereby amended as follows:
(i)The following new definition is hereby added to Section 1.01 of the Existing ABL Credit Agreement in the appropriate alphabetical order:
““Fifth Amendment Fee Letter” means the letter entitled “Fee Letter” between the Lead Borrower and the Agent dated as of August 1, 2025.”
(ii)The following definitions in Section 1.01 of the Existing ABL Credit Agreement are hereby amended and restated as follows:
““Fee Letters” means, collectively, (x) the Fee Letter, dated October 23, 2017, among the Borrowers and the Agent, (y) the Third Amendment Fee Letter, and (z) the Fifth Amendment Fee Letter, in each case, as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.”
““Maturity Date” means the earlier of (1) the later of (a) August 1, 2030 (the “Initial Maturity Date”), (b) with respect to any Lender which participates in any Extension Series pursuant to Section 2.17, such extended maturity date relating to such Extension Series as determined pursuant to such Section 2.17, and (c) with respect to any FILO Tranche, the maturity date applicable to such FILO Tranche in accordance with the terms hereof and (2) the date that is ninety-one (91) days prior to the maturity of any Material Indebtedness; provided that in each case, if such day is not a Business Day, the applicable Maturity Date shall be the Business Day immediately succeeding such day.”
2.Representations and Warranties. To induce the other parties hereto to enter into this Agreement, the Lead Borrower represents and warrants to each of the Lenders party hereto and the Agent that, after giving effect to this Agreement:

(a)The execution, delivery and performance by the Lead Borrower of this Agreement and the performance of the Lead Borrower’s obligations hereunder have been duly authorized by all necessary corporate or other organizational action, do not and shall not: (i) contravene the terms of the Lead Borrower’s Organization Documents; (ii) conflict with or result in any breach, termination, or contravention of, or constitute a default under or require any payment to be made under (x) any Material Indebtedness to which the Lead Borrower is a party or affecting the Lead Borrower or the properties of the Lead Borrower or any of its Subsidiaries, or (y) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which it or its property is subject, except, in each case referred to in this clause (ii), to the extent that any such conflict, breach, termination, contravention, default or payment could not reasonably be expected to have a Material Adverse Effect; (iii) result in or require the creation of any Lien upon any of its assets (other than Liens in favor of the Agent under the Security Documents); or (iv) violate any applicable Law, except to the extent that any such violation could not reasonably be expected to have a Material Adverse Effect.
(b)This Agreement has been duly executed and delivered by the Lead Borrower. This Agreement constitutes the legal, valid and binding obligation of the Lead Borrower, enforceable against the Lead Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
3.Conditions Precedent. This Agreement and the amendments set forth in Section 1 of this Agreement shall become effective on the first date when the Agent (or its counsel) shall have received each of the following, in form and substance satisfactory to the Agent (such date, the “Effective Date”):
(a)counterparts of this Agreement, each of which shall be originals or .pdf copies or other facsimiles unless otherwise specified, duly executed and delivered by (x) the Lenders (y) the Lead Borrower and (z) the Agent;
(b)the Fifth Amendment Fee Letter, duly executed by the Lead Borrower and the Agent;
(c)such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of the Lead Borrower as the Agent may reasonably require evidencing (A) the authority of the Lead Borrower to enter into this Agreement and the other Loan Documents to which the Lead Borrower is a party or is to become a party and (B) the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which the Lead Borrower is a party or is to become a party, and attaching copies of (or certifying no changes to since the last delivery of) the Lead Borrower’s organizational documents and such other documents and certifications as the Agent may reasonably require to evidence that the Lead Borrower is duly organized or formed, and that the Lead Borrower is validly existing, in good standing and qualified to engage in business in its jurisdiction of formation, except to the extent that failure to so qualify in such jurisdiction could not reasonably be expected to have a Material Adverse Effect; and
(d)all fees payable pursuant to the Fifth Amendment Fee Letter that are due and payable on the date hereof shall have been paid in full by the Lead Borrower in accordance with the terms thereof and all reasonable and documented out-of-pocket costs and expenses (including, without limitation, the reasonable and documented fees, charges and disbursements of counsel for the Agent) of the Agent and the Lenders in connection with this Agreement and the transactions contemplated hereby shall have been paid, to the extent invoiced.
Without limiting the generality of the provisions of Section 10.01(a) of the Amended ABL Credit Agreement, for purposes of determining compliance with the conditions specified in this Section 3, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, this Agreement or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

4.Post-Closing Obligation. On or prior to the date that is thirty (30) days after the Effective Date (or such longer period as the Agent may agree in its sole discretion), the Lead Borrower shall deliver on its own behalf and on behalf of each other Loan Party, (x) updated schedules to the Amended Credit Agreement and certified by the Lead Borrower as being true and complete as of such date; and (y) a completed information certificate of the Loan Parties in a form consistent with the information certificate delivered on the Third Amendment Effective Date.
5.Ratification and Confirmation of Loan Documents. Except as otherwise expressly provided herein, all terms and conditions of the Existing ABL Credit Agreement and the other Loan Documents remain in full force and effect. The Lead Borrower, on its own behalf and on behalf of each other Loan Party, hereby ratifies, confirms, and reaffirms that all representations and warranties of the Loan Parties contained in the Existing ABL Credit Agreement and each other Loan Document are true and correct in all material respects (except to the extent that any such representation and warranty is already qualified by materiality, in which case such representation and warranty shall be true and correct in all respects) on and as of the date hereof, and except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (except to the extent that any such representation and warranty is already qualified by materiality, in which case such representation and warranty shall be true and correct in all respects) as of such earlier date. The Lead Borrower, on its own behalf and on behalf of each other Guarantor, hereby acknowledges, confirms and agrees that the Guaranteed Obligations of the Guarantors under, and as defined in, the Facility Guaranty include, without limitation, all Obligations of the Loan Parties at any time and from time to time outstanding under the Existing ABL Credit Agreement and the other Loan Documents, as such Obligations have been amended pursuant to this Agreement. The Lead Borrower, on its own behalf and on behalf of each other Loan Party, hereby acknowledges, confirms and agrees that the Security Documents and any and all Collateral previously pledged to the Agent, for the benefit of the Credit Parties, pursuant thereto, shall, except to the extent expressly released on or about the date hereof, continue to secure all applicable Obligations of the Loan Parties at any time and from time to time outstanding under the Existing ABL Credit Agreement and the other Loan Documents, as such Obligations have been amended pursuant to this Agreement.
6.Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except in accordance with the Amended ABL Credit Agreement. The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.
7.Loan Document. This Agreement shall constitute a Loan Document for all purposes of the Amended ABL Credit Agreement and the other Loan Documents.
8.Governing Law, Etc. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK. SECTIONS 10.12, 10.14 AND 10.15 OF THE AMENDED ABL CREDIT AGREEMENT ARE HEREBY INCORPORATED BY REFERENCE, MUTATIS MUTANDIS.
9.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic transmission of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement.
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IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first set forth above.
TORRID LLC,
as the Lead Borrower
By: /s/ Lisa M. Harper
Name: Lisa M. Harper
Title: Chief Executive Officer

[Torrid – Signature Page to Fifth Amendment]

BANK OF AMERICA, N.A.,
as Administrative Agent and Collateral Agent

By: /s/ Matthew Potter
Name: Matthew Potter
Title: Senior Vice President
BANK OF AMERICA, N.A.,
as a Lender, as L/C Issuer, and as Swing Line Lender

By: /s/ Matthew Potter
Name: Matthew Potter
Title: Senior Vice President

[Torrid – Signature Page to Fifth Amendment]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ Nathan Keller
Name: Nathan Keller
Title: Authorized Officer

[Torrid – Signature Page to Fifth Amendment]